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Exhibit 21.                 SUBSIDIARIES OF THE REGISTRANT
                                 Defiance, Inc.
                                  June 30, 1997

                                                                               Percentage of
                                                    State in which           voting securities
Name                                                 incorporated             owned by Company
----                                                 ------------             ----------------

Defiance Precision Products, Inc.                         Ohio                       100%
Hy-Form Products, Inc.                                  Michigan                     100%
Defiance Testing & Engineering Services, Inc.           Michigan                     100%
Binderline Development, Inc.                            Michigan                     100%
Draftline Engineering Company                           Delaware                     100%

All the subsidiaries listed above are included in the Consolidated Financial Statements of the Company.